Exhibit 10.1

Amendment No. 9 to Receivables Purchase Agreement

AMENDMENT AGREEMENT (this “Amendment”) dated as of September 30, 2011 among Lexmark Receivables Corporation (the “Seller”), Gotham Funding Corporation (“Gotham”), as an Investor, Fifth Third Bank (“Fifth Third”), as an Investor Agent and a Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTM”) (formerly known as The Bank of Tokyo-Mitsubishi Ltd., New York Branch), as Program Agent (the “Program Agent”), an Investor Agent and a Bank, and Lexmark International, Inc. (“Lexmark”), as Collection Agent and Originator.

Preliminary Statements.

(1)            The Seller, Gotham, BTM, Fifth Third and Lexmark are parties to an Amended and Restated Receivables Purchase Agreement dated as of October 8, 2004 (as amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has sold and may in the future sell Receivable Interests to the Investors and/or the Banks thereunder prior to the occurrence of the Facility Termination Date or the Commitment Termination Date, as applicable.

(2)           The parties hereto desire to make certain amendments to the Agreement.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Amendments.  Upon the effectiveness of this Amendment, the Agreement is hereby amended as follows:

(i) The definition of “Commitment Termination Date” in Section 1.01 is amended by replacing the date appearing in clause (a) thereof with the date “September 28, 2012”.

(ii) The definition of “Facility Termination Date” in Section 1.01 is amended by replacing the date in clause (a) thereof with the date “September 28, 2012”.

(iii) Section 4.01(e) is deleted in its entirety and replaced as follows:

(e)           The balance sheets of the Originator and its Subsidiaries as at December 31, 2010, and the related statements of income and retained earnings of the Originator and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Program Agent and each Investor Agent, and the balance sheets of the Originator and its Subsidiaries as at June 30, 2011, copies of which have been furnished to the Program Agent, in each case, fairly present the financial condition of the Originator and its Subsidiaries as at such date and the results of the operations of the Originator and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since June 30, 2011 there has been no material adverse change in the business, operations, property or financial or other condition of the Originator. The balance sheet of the Seller as at December 31, 2010 and as at June 30, 2011, a copy of each of which has been furnished to the Program Agent and each Investor Agent, fairly presents the financial condition of the Seller as at such date, in accordance with GAAP, and since June 30, 2011 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

(iv) Section 4.02(e) is deleted in its entirety and replaced as follows:

(e)           The balance sheets of the Collection Agent and its Subsidiaries as at December 31, 2010, and the related statements of income and retained earnings of the Collection Agent and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Program Agent and each Investor Agent, and the balance sheets of the Collection Agent and its Subsidiaries as at June 30, 2011, copies of which have been furnished to the Program Agent, in each case, fairly present the financial condition of the Collection Agent and its Subsidiaries as at such date and the results of the operations of the Collection Agent and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since June 30, 2011 there has been no material adverse change in the business, operations, property or financial or other condition of the Collection Agent. The balance sheet of the Seller as at December 31, 2010 and as at June 30, 2011, a copy of each of which has been furnished to the Program Agent and each Investor Agent, fairly presents the financial condition of the Seller as at such date, in accordance with GAAP, and since June 30, 2011 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

(v) Schedule III attached to the Agreement is deleted and replaced with Schedule III attached to this Amendment.

SECTION 2. Consent to Originator Purchase Agreement Amendment.  Pursuant to Section 5.01(m) of the Agreement, the Program Agent and each Investor Agent hereby consent to the amendment to the Originator Purchase Agreement being entered into by the Seller as of the date hereof, which amendment shall be in form and substance satisfactory to the Program Agent and each Investor Agent (the “Originator Purchase Agreement Amendment”).

SECTION 3. Effectiveness.  This Amendment shall become effective  at such time that (i) executed counterparts of this Amendment have been delivered by each party hereto to each other party hereto, (ii) the Program Agent shall have received executed copies of the Originator Purchase Agreement Amendment, and (iii) the Program Agent shall have received executed copies of the Fee Agreement dated as of the date hereof entered into in connection with the Agreement and this Amendment.

SECTION 4. Representations, Warranties and Covenants.

(i) The Seller makes each of the representations and warranties contained in Section 4.01 of the Agreement (after giving effect to this Amendment).

(ii) The Seller represents and warrants that it has sent notice, or (if it has not yet sent notice) covenants that it shall send notice promptly after the date hereof, to each Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment) instructing such Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment) to deposit all cash and cash proceeds owing under a Contract to an account other than a Lock-Box Account.  The Seller hereby reaffirms the covenants set forth in Section 5.01(t) and (u) of the Agreement with respect to any cash and cash proceeds received from an Excluded Receivable Account Debtor (as such term is defined after giving effect to this

Amendment). The Collection Agent hereby reaffirms its obligations under Section 6.02(e) of the Agreement with respect to cash or other cash proceeds received from an Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment).

SECTION 5. Confirmation of Agreement.  Each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated.  Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 6. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 7. Execution in Counterparts.  This Amendment  may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (.pdf)  shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK RECEIVABLES CORPORATION

By: /s/ Bruce J. Frost
Name: Bruce J. Frost
Title: Treasurer

LEXMARK INTERNATIONAL, INC.

By: /s/ Bruce J. Frost
Name: Bruce J. Frost
Title: Treasurer

[Amendment No. 9 to Receivables Purchase Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Program Agent

By: /s/ Aditya Reddy
Name: Aditya Reddy
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as an Investor Agent

By: /s/ Aditya Reddy
Name: Aditya Reddy
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as a Bank

By: /s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

GOTHAM FUNDING CORPORATION,
as an Investor

By: /s/ Frank B. Bilotta
Name: Frank B. Bilotta
Title: President

[Amendment No. 9 to Receivables Purchase Agreement]

FIFTH THIRD BANK
as an Investor Agent and a Bank

By: /s/ Andrew D. Jones
Name: Andrew D. Jones
Title: Vice President

[Amendment No. 9 to Receivables Purchase Agreement]

SCHEDULE III
EXCLUDED RECEIVABLE ACCOUNT DEBTORS

Customer Number                                           Customer Name

[Intentionally Omitted]

[Amendment No. 9 to Receivables Purchase Agreement]